GODFREY & KAHN, S.C.
                            ATTORNEYS AT LAW
                         780 North Water Street
                       Milwaukee, Wisconsin 53202
                 Phone (414) 273-3500 Fax (414) 273-5198


                                                  April 29, 2002


VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         RE:      Strong Balanced Stock Fund, Inc.

Ladies and Gentlemen:

We represent Strong Balanced Stock Fund, Inc. (the "Company") in connection with its filing of Post-Effective Amendment No. 10 (the "Post-Effective Amendment") to the Company's Registration Statement (Registration Nos. 333-38129; 811-8449) on Form N-1A under the Securities Act of 1933, as amended (the "Securities Act"), and the Investment Company Act of 1940, as amended. The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.

We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective
Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

We consent to the use of this letter in the Post-Effective Amendment.

                                                     Very truly yours,

                                                     GODFREY & KAHN, S.C.

                                                   /s/ Pamela M. Krill

                                                     Pamela M. Krill

MN146265_1